UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

JUNE 23, 2005

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341

(Address of principal executive offices and zip code)

(484) 713-6000

 (Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01                                             Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of Isolagen, Inc. (the “Company”) held on June 23, 2005, the Company’s stockholders approved the Isolagen, Inc. 2005 Equity Incentive Plan (the “Plan”). The Board of Directors of the Company (the “Board”) had previously adopted the Plan, subject to shareholder approval.

The Plan is intended to further align the interests of the Company and its stockholders with its employees, including its officers, non-employee directors, consultants and advisors by providing incentives for such persons to exert maximum efforts for the success of the Company. The Plan allows for the issuance of up to 2,100,000 shares of the Company’s common stock (the “Common Stock”).  The types of awards that may be granted under the Plan include options (both nonqualified stock options and incentive stock options), stock appreciation rights, stock awards, stock units, and other stock-based awards.  The term of each award is determined by the Compensation Committee of the Board at the time each award is granted, provided that the terms of options may not exceed ten years. No awards may be granted under the Plan after June 23, 2015.  The foregoing description of the Plan is qualified in its entirety by reference to the complete text of the Plan, including the form incentive stock option agreement and nonqualified stock option agreement, which is attached as Exhibit 10 and incorporated herein by reference.

Item 8.01                                             Other Events

The Company’s press release dated August 1, 2005 is attached as Exhibit 99 and is hereby incorporated by reference.

Item 9.01                                             Financial Statement and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

10                                    Isolagen, Inc. 2005 Equity Incentive Plan (including form incentive stock option agreements and nonqualified stock option agreements)

99                                    Press release dated August 1, 2005

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: August 5, 2005	By:	/s/ Martin Schmieg
Martin Schmieg